UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2012

Quepasa Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2012, the Compensation Committee of the Board of Directors (“Board”) of Quepasa Corporation (“Quepasa”) approved the compensation of Quepasa’s non-employee directors.  For their service on the Board, each non-employee director will receive: (i) an annual retainer of $25,000; (ii) additional retainer fees of $6,000 for the Audit Committee Chairperson, $5,000 for the Compensation Committee Chairperson and $2,000 for the Governance Committee Chairperson;  (iii) additional retainer fees of $6,000 for Audit Committee members, $5,000 for Compensation Committee members and $1,000 for Governance Committee members; and (iv)  annual equity compensation of 18,500 stock options vesting monthly over one year which will be granted immediately following Quepasa’s 2012 Annual Meeting (subject to being re-elected).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA CORPORATION

Date: April 17, 2012	By:	/s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer